AMENDMENT NO. 5

FUND PARTICIPATION AGREEMENT

Amendment No. 5 (the “Amendment”), executed as of September 12, 2014 and effective as of October 1, 2014 (the “Effective Date”) to the Fund Participation Agreement (the “Agreement”), dated October 16, 2009, as amended, by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company of America, BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC and BlackRock Investments, LLC (collectively, the “Parties”).

WHEREAS, the Parties wish to clarify the investment funds of BlackRock Variable Series Funds, Inc. offered pursuant to the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule B”.

2.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No 5. as of the Effective Date.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:
Name:	Brendan Kyne
Title:	Vice President

BLACKROCK ADVISORS, LLC

By:
Name:	Lisa Hill
Title:	Managing Director

BLACKROCK INVESTMENTS, LLC

By:
Name:	Jonathan Maro
Title:	Director

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Managing Director

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steve M. Joenk
Title:	Senior Vice President

Schedule B

PORTFOLIOS

All portfolios of BlackRock Variable Series Funds, Inc. now or in the future available to Separate Accounts of the Company, including, but not limited to:

Fund Name	Class	Cusip	Ticker
Equity Funds
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Large Cap Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Growth V.I. Fund	III	09253L553	LGIII
BlackRock Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Value Opportunities V.I. Fund	I	09253L470	SMCPI
BlackRock Value Opportunities V.I. Fund	II	09253L462	SMCII
BlackRock Value Opportunities V.I. Fund	III	09253L454	SCIII

Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Index Fund
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

Money Market Fund
BlackRock Money Market V.I. Fund*	I	09253L876	DMMKI

*	No payments for operational & recordkeeping/administrative services will be made on this Portfolio.

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